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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Universal Foods Corporation on Form S-8 of our reports dated November 13, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Universal Foods Corporation for the year ended September 30, 1997.

Deloitte & Touche LLP

Deloitte & Touche LLP
Milwaukee, Wisconsin
January 26, 1998